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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                DECEMBER 4, 2001
                (Date of Report/Date of earliest event reported)


                        SENSIENT TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)


WISCONSIN                                 1-7626                      39-0561070
(State or other jurisdiction     (Commission File Number)          (IRS Employer
of incorporation)                                            Identification No.)


                            777 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202
              (Address and zip code of principal executive offices)


                                 (414) 271-6755
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         On December 4, 2001, the Company issued a press release stating that it had issued notes totaling approximately $150 million through a private placement of debt. The offering consists of $30 million in U.S. dollar-denominated notes with a coupon rate of 5.85% and $134 million in Euro-denominated notes with a coupon rate of 5.63%. The notes mature on November 29, 2006 and the Company will use the proceeds of the offering to refinance existing debt.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      EXHIBITS.

                  99.1  Press release issued by the Company on December 4, 2001.



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         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           SENSIENT TECHNOLOGIES CORPORATION
                           (Registrant)


                           By: /s/ Richard F. Hobbs
                               -------------------------------------
                           Name: Richard F. Hobbs
                           Title: Vice President, Chief Financial Officer and Treasurer

                           Date: December 14, 2001



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                                  EXHIBIT INDEX

99.1     Press Release issued December 4, 2001.




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